Exhibit 32.1
CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the "Quarterly Report"), of Edison International (the "Company"), and pursuant to 18 U.S.C. Section 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, to the best of his knowledge, that:
1.The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
2.The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: July 30, 2026

/s/ PEDRO J. PIZARRO
PEDRO J. PIZARRO Chief Executive Officer Edison International

/s/ AARON D. MOSS
AARON D. MOSS Chief Financial Officer Edison International
This statement accompanies the Quarterly Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.